UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2025

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

First Lien Term Loan

On July 7, 2025, Vireo Growth Inc. (“Vireo” or the “Company”) entered into a Loan and Security Agreement (the “First Lien Term Loan”), effective July 3, 2025, by and among the Company and each of its subsidiaries (together with Vireo, each individually, a “Borrower” and collectively, jointly and severally, the “Borrowers”), the Guarantors from time to time party thereto (the “Guarantors”), the financial institutions from time to time party thereto as Lenders, East West Bank, a California banking corporation (“East West Bank”), as Administrative Agent for the Lenders (the “Administrative Agent”), and Western Alliance Bank, an Arizona corporation, as co-administrative agent for the Lenders (the “Co-Admin Agent”), East West Bank, as collateral agent for the Lenders (the “Collateral Agent;” and each of the Collateral Agent, the Administrative Agent and the Co-Admin Agent, an “Agent,” and two or more, the “Agents”), and East West Bank and Western Alliance Bank, as joint lead arrangers (collectively, in such capacities, the “Joint Lead Arrangers”).

The First Lien Term Loan provides for an aggregate principal amount of $120,000,000 to be loaned to the Borrowers. The aggregate principal amount of the First Lien Term Loan amortizes in quarterly installments of $3,000,000 (or 10% per annum of the original principal amount of the First Lien Term Loan). Borrowers will make such quarterly amortization payments commencing on December 31, 2025 and on the last business day of each quarter thereafter through and including June 30, 2028. Upon maturity of the First Lien Term Loan on July 31, 2028, the remaining outstanding principal amount of the First Lien Term Loan, and all accrued and unpaid interest thereon, will be due and payable in full. The First Lien Term Loan bears interest at the one month Term Secured Overnight Financing Rate (subject to a 3% floor) plus 4% per annum. The First Lien Term Loan shall, at the Administrative Agent’s option, convert to a Prime Rate Loan at the end of the First Lien Term Loan’s current one-month interest period if an event of default shall occur and be continuing, at which time an additional 2% of default interest will also be applicable to the First Lien Term Loan.

The First Lien Term Loan is secured by a perfected first priority security interest in all assets of the Borrowers and Guarantors, including mortgages on real property, now owned or acquired in the future by the Borrowers and all future subsidiaries and a pledge of 100% of the issued and outstanding equity interests in the Borrowers (other than Vireo) and Guarantors.

The First Lien Term Loan contains a number of event of default triggers, including late or missed payments, covenant breaches (including any financial covenants), insolvency or dissolution, cross defaults to other debt and material agreements, judgements or trustee proceeds in excess of $3,000,000, occurrence of a material adverse effect with respect to the Borrowers or Guarantors, a change in law causing the use of any mortgaged property as a cannabis establishment illegal under applicable laws, Borrowers or Guarantors being found guilty of fraud or any of Borrowers, Guarantors, key officers, directors, or manager becomes subject of an enforcement action or proceeding by U.S. federal government authority with respect to alleged breach of applicable cannabis laws, in each case, subject to applicable cure rights.

The foregoing description of the First Lien Term Loan is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the First Lien Term Loan Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Chicago Atlantic Term Loan and Convertible Note

On July 7, 2025, the Borrowers and Guarantors entered into a secured term loan (the “Chicago Atlantic Term Loan”), effective July 3, 2025, with Chicago Atlantic Opportunity Finance, LLC, as a Lender, Chicago Atlantic Admin, LLC, as Administrative Agent and Collateral Agent (“2L Agent”) and Chicago Atlantic Credit Advisers, LLC, as Lead Arranger (“Lead Arranger”).

The Chicago Atlantic Term Loan provides for a principal amount of $33,000,000 to be loaned to the Borrowers along with a $50,000,000 accordion feature, available to support future strategic initiatives, subject to the sole discretion of the Lender and 2L Agent. Amortization payments are due and payable monthly on each payment date in an amount equal to 1% of the loan amount starting November 30, 2025. All unpaid and accrued interest is due and payable on the maturity date of October 2, 2028, with an option to extend for an additional year subject to a 1% extension fee of all Chicago Atlantic loans advanced. The Chicago Atlantic Term Loan bears interest at the Prime Rate (subject to a 7.5% floor) plus 5.5% per annum.

The Chicago Atlantic Term Loan is secured by a second priority security interest in and lien on all existing assets and future assets, together with any and all products and proceeds thereof, including mortgages on all owned real property and a subordinated pledge of 100% of the issued and outstanding equity interests in the Borrowers (other than Vireo) and Guarantors.

The Chicago Atlantic Term Loan is subject to substantially similar event of default provisions as those in the First Lien Term Loan, and is subordinated to the Firs Lien Term Loan pursuant to the terms of an intercreditor agreement between the Administrative Agent and the 2L Agent.

The Company issued a $10 million convertible note (the “Convertible Note”) to Chicago Atlantic Opportunity Finance, LLC, also with a second priority interest, that matures on October 2, 2028 with an option to extend for an additional year subject to a 1% extension fee of all Chicago Atlantic loans advanced, has a cash interest rate of Prime Rate (subject to a 7.5% floor) plus 5.0% per year, and is convertible into that number of the Company’s subordinate voting shares determined by dividing the outstanding principal amount plus all accrued but unpaid interest on the convertible notes on the date of such conversion by a conversion price of $0.625.

John Mazarakis, Vireo’s Chief Executive Officer, is a partner of Chicago Atlantic Group, LP, an affiliate of Chicago Atlantic Admin, LLC.

The foregoing descriptions of the Chicago Atlantic Term Loan and Convertible Note are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Chicago Atlantic Term Loan Agreement and Convertible Note, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Use of Proceeds

The proceeds of the loan were used to: (i) retire all of the Company’s existing senior secured debt held with Chicago Atlantic Admin, LLC in the amount of approximately $114,000,000; (ii) recapture approximately $10,000,000 of secured loans paid at closing by the Company in connection with the WholesomeCo., Inc. merger; (iii) retire its existing first priority interest $10,000,000 convertible note issued on November 1, 2024 pursuant to the Joinder and Tenth Amendment to Credit Agreement by and among the Company and certain of its subsidiaries party thereto as borrowers, the lenders party thereto, and Chicago Atlantic Admin, LLC; (iv) refinance the undrawn amount of the first priority interest $11,500,000 secured credit agreement among the Company, the Company’s wholly-owned subsidiary, Vireo Health of Minnesota, LLC, and Chicago Atlantic Lincoln, LLC; and (v) refinance the undrawn first priority $15,000,000 principal amount loan with Stearns Bank National Association. All remaining proceeds were used to pay transaction-related expenses.

Management Compensation

As previously reported, under the employment agreements of Mr. Mazarakis and Tyson Macdonald, the Company’s Chief Financial Officer, each of Mr. Mazarakis and Mr. Macdonald is entitled to a bonus payment of 0.8% and 0.4%, respectively, of the principal value of debt refinanced by the Company in excess of $60 million with an effective interest rate of less than 9.75%.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the First Lien Term Loan, the Chicago Atlantic Term Loan and the New Note is incorporated herein by reference, to the extent required herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference to the extent responsive to Item 3.02. The New Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the bonus payments to Mr. Mazarakis and Mr. Macdonald is incorporated herein by reference, to the extent required herein.

Item 7.01	Regulation FD Disclosure

On July 8, 2025 and July 9, 2025, the Company issued press releases announcing the matters disclosed in this Current Report on Form 8-K, which are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of July 8, 2025*

99.2	Press Release, dated as of July 9, 2025*

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC.
(Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: July 11, 2025